UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2018

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 3, 2018, Jeffrey Tengel, Senior Executive Vice President, Commercial Banking of People’s United Financial, Inc. (the “Company”), was appointed President of the Company.

Mr. Tengel, age 55, joined the Company from PNC Bank to lead the Commercial Division in February 2010 and has been a Senior Executive Vice President, Commercial Banking since January 2011. Mr. Tengel has been responsible for Commercial Banking, including Commercial and Industrial, Commercial Real Estate, Equipment Finance and Insurance.

The Change in Control Agreement dated February 2, 2013 between Mr. Tengel and the Company will remain in effect until it expires in accordance with its terms. The form of this agreement appears as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

A copy of the press release announcing Mr. Tengel’s appointment as President of the Company is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are submitted herewith.

Exhibit No.	Description

99.1	Press Release dated May 4, 2018

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated May 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: May 7, 2018	By:	/s/ William J. Kelleher, III
(Signature)
	Name:	William J. Kelleher, III
	Title:	Assistant Secretary

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